                   FIRST AMENDMENT TO STOCKHOLDERS' AGREEMENT


         This First Amendment, dated as of January 30, 2003, to Stockholders' Agreement, dated as of January 14, 2003, by and among John P. Leighton ("Leighton") and, severally and not jointly, each of the Stockholders listed on
Schedule I thereto of M.H. MEYERSON & CO., INC., a New Jersey corporation (the "Company").

                                    Recitals
                                    --------

         A. As of January 14, 2003, the parties executed a Stockholders' Agreement (the "Agreement").

         B. The parties now desire to amend the Agreement to make the Agreement consistent with a change made to the compensation to be received by Leighton from the Company

                                    Agreement
                                    ---------

         In consideration of the agreements contained herein, the parties hereto hereby agree as follows:

         Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

         Section 2.   Amendment.

               (a) Section 1(a) of the Agreement is amended by deleting the words "and the issuance of options to purchase 375,000 shares of Common Stock to Leighton."

         Section 3. Effect of Amendment. Except as expressly stated herein, the Agreement is and shall be unchanged and remain in full force and effect. Except as specifically stated herein, the execution and delivery of this Amendment shall in no way release, harm or diminish, impair, reduce or otherwise affect, the respective obligations and liabilities under the Agreement, all of which shall continue in full force and effect.

         Section 4. Miscellaneous. This Amendment is a contract made under and shall be construed in accordance with and governed by the laws of the state of New Jersey. This Amendment shall benefit and bind the parties hereto and their respective assigns, successors and legal representatives. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument. All titles or headings to the sections or other divisions of this Amendment are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such sections, subsections or the divisions, such other content being controlling as to the agreement between the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.



                                /s/ John P. Leighton
                                --------------------
                                John P. Leighton

                                STOCKHOLDERS

                                /s/ Martin H. Meyerson
                                ----------------------
                                Martin H. Meyerson

                                /s/ Jeffrey E. Meyerson
                                -----------------------
                                Jeffrey E. Meyerson

                                /s/ Douglas Meyerson
                                --------------------
                                Douglas Meyerson

                                TRUST MADE OCTOBER 8, 1993 BY
                                MARTIN H. MEYERSON

                                By: /s/ Jeffrey E. Meyerson
                                   ------------------------
                                Jeffrey E. Meyerson, Trustee

                                By: /s/ Martin Leventhal
                                   ---------------------
                                Martin Leventhal, Trustee

                                JILL E. MEYERSON TRUST DATED
                                DECEMBER 22, 1999

                                By: /s/ Edward I. Tishelman
                                   ------------------------
                                Edward I. Tishelman, Trustee